================================================================================

                        INDEPENDENT CONTRACTOR AGREEMENT

       THIS INDEPENDENT CONTRACTOR AGREEMENT ("Agreement") is made and entered into as of May 1, 2007 between Dennis P. Gauger (hereinafter referred to as "Contractor") whose address is 620 East 100 North, Alpine, Utah 84004, and BSD Medical Corporation, a Delaware corporation, (hereinafter referred to as the "Company").

                                   WITNESSETH:

       WHEREAS, the Company desires to obtain the services of Contractor as a Chief Financial Officer and in such other capacities that the Company deems appropriate;

       WHEREAS, Contractor desires to perform services for the Company; and

       WHEREAS, the Company and Contractor desire to set forth in the Agreement the terms and conditions of such relationship.

       NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto do promise and agree as follows:

       1.     DURATION AND TERMINATION

       This AGREEMENT shall become effective as of the date hereof and shall continue thereafter for a period of one (1) year unless terminated in accordance with the provisions hereof.

       2.     DUTIES OF CONTRACTOR

       2.1 During the term hereof, the Contractor agrees to use his best efforts and devote such time as may be reasonably necessary to perform the duties listed in Exhibit "A" hereto.

       2.2 While the Contractor has the right to enter into engagements to perform services for other entities, the Contractor agrees that during the term hereof he will not perform any services for any entity which directly or indirectly competes with the Company or otherwise creates a conflict of interest.

       2.3 The Contractor shall conduct all of his business in his own name and in such manner as consistently exhibits high standards and integrity.

       2.4 The Contractor shall abide by the policies from time to time established by the Company.

       3.     OBLIGATIONS OF THE COMPANY

       3.1 The Company agrees to pay Contractor in accordance with the schedule listed in Exhibit "B" attached hereto.

       3.2 The Company shall exercise no control over the conduct of the Contractor's business and the Company shall not be responsible for any act of the Contractor in the conduct of such business.

       4.     AGENCY

       The parties hereto agree that the scope of the Contractor's agency hereunder is limited to performing the services identified in Exhibit "A" and that the Contractor is not authorized to make any representation, agreement or contract, or incur any obligation or indebtedness on behalf of the Company of any kind, regardless of the nature thereof, except as authorized by the Board of Directors of the Company.

       5.     EXPENSES

       The Company shall reimburse the Contractor for all reasonable expenses incurred by the Contractor directly related to the performance of his duties hereunder, including, without limitation, travel, lodging, meals, long distance telephone, SEC and Sarbanes-Oxley compliance reference services, and office supplies. The Contractor shall be responsible for all other expenses related to the operation of his local office, including, without limitation, insurance, telephone, office supplies, professional licenses and dues, FICA, state and federal taxes, unemployment tax and disability insurance.

       6.     RELATIONSHIP

       The relationship of the Contractor to the Company is that of an independent contractor, and nothing contained herein or otherwise shall be construed in such a manner as to create the relationship of employer-employee between the Company and any of the contractors, agents and employees of the Contractor. The Company shall not be responsible in any manner for the Contractor's Social Security withholding, federal or state income tax withholding, or any comparable unemployment law of any other appropriate state or jurisdiction and any other amounts required to be withheld or paid by an employer with respect to its employees under any applicable laws or regulations. The Contractor agrees to either obtain and maintain workers compensation insurance through out the term of this Agreement and to provide the Company with a certificate showing coverage within 30 days of the date first written above.

       7.     TERMINATION

       This Agreement and all rights granted to the Contractor hereunder may, at the option of either party, be terminated, with or without reason, ninety (90) days after written notice is provided to the other party. Upon termination, all obligations of the parties shall cease.

       8.     ASSIGNMENT

       This Agreement may not be assigned by either party without the express prior written consent of the other; provided, however, that (i) if the Company shall merge or consolidate with or into, or transfer substantially all of its assets, including goodwill, in a single transaction or a series of related transactions, to an unrelated purchaser, this Agreement shall be binding upon and inure to the benefit of the successor from such merger, consolidation or sale, and (ii) either party may assign this Agreement to a subsidiary, parent or affiliated entity without obtaining such consent, and (iii) the Company may withhold its consent to a proposed assignment in the event the Contractor shall merge or consolidate with or into, or transfer substantially all of its assets, including goodwill, in a single transaction or a series of related transactions, to an unrelated purchaser or purchasers.

       9.     NOTICE

       Any notice required or permitted to be given hereunder shall be deemed to be sufficiently given and received in all respects if personally delivered or if deposited in the United States Mail, certified mail, postage pre-paid, return receipt requested, addressed to the addressee at its or his last address furnished to the sender in writing by the addressee for the purpose of receiving notices hereunder, or, unless or until such address shall have been so furnished, addressed to the addressee at the address indicated in the opening paragraph of this Agreement.

       10.    AMENDMENT

       This Agreement may not be modified, amended, terminated or discharged except in writing and signed by the parties hereto.

       11.    ENFORCEMENT FEES

       The parties hereto acknowledge and agree that in the event of any dispute or proceeding initiated under this Agreement, the party prevailing in the ultimate award shall, in addition to the other remedies and damages actually awarded, be entitled to reimbursement of all reasonable attorneys' fees and other out-of-pocket costs and disbursements incurred by the party in asserting its claims hereunder.

       12.    ENTIRE AGREEMENT

       All terms, covenants and conditions of this Agreement are contained herein and there are no other warranties, obligations, covenants or understandings between the parties other than those expressed herein. Any and all agreements for solicitation of orders, as amended, modified, or supplemented, heretofore entered into between the parties hereto, or claims or compensation arising therefrom, are hereby canceled, terminated and released as of the effective date of this Agreement.

       13.    WAIVER

       The parties agree that if any provision of this Agreement shall under any circumstance be invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

       14.    GOVERNING LAW

       This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Utah or any successor provision thereto.




/s/ Hyrum A. Mead                              /s/ Dennis P. Gauger
---------------------------------------        ---------------------------------
Representing BSD Medical Corporation           Contractor

Date: May 1, 2007                              Date: May 1, 2007
      -----------                                    -----------

                                    EXHIBIT A
                                    ---------

                                     DUTIES
                                     ------


Supervision of Accounting Staff

   o Directly supervise and train, as required, the accounting staff of the Company, currently comprised of one full time controller and clerical assistant(s).
   o Perform monthly reviews of the financial statements and critical reconciliations or account analyses of the Company and its joint ventures or affiliated entities over with the Company maintains administrative or management responsibility.
   o Be readily available to answer questions and provide day-to-day guidance to the accounting staff of the Company.

Assume the Role of Principal Accounting Officer

   o Serve as the "Principal Accounting Officer" of the Company, as that term is defined by the rules and regulations of the Securities and Exchange Commission ("SEC").
   o Report directly to the President and Chief Executive Officer of the Company and be readily available to consult with and assist the Chief Executive Officer and other management of the Company in the performance of their duties.
   o Sign the officer certifications required of the Principal Accounting Officer in the Company's quarterly and annual periodic filings with the SEC.
   o Attend meetings of the Audit Committee and Board of Directors as requested, and serve as a resource to the members of the Board of Directors and its committees as needed.

Under the Direction of the Audit Committee, Coordinate Relationships with the Company's Outside Accounting and Tax Advisors

   o Under the direction of the Audit Committee, coordinate the services provided by the external auditors in the quarterly reviews and the annual audit of the Company's financial statements, including the financial statements of joint ventures or other entities material to the financial statements of the Company for which the Company retains administrative or management responsibility.
   o Under the direction of the Audit Committee, coordinate all other services provided by the external auditors, including consultation on accounting and reporting matters, income tax matters, and other required services.
   o Assume responsibility for the preparation of federal and state corporate income tax returns and related consultation, and recommend to the Audit Committee for approval the engagement all outside tax professionals.

Under the Direction of the Audit Committee, Assume the Responsibility to Lead the Company's Sarbanes - Oxley Section 404 Internal Control Compliance Program

   o Under the direction of the Audit Committee, develop the plan for the Company's compliance with Sarbanes - Oxley Section 404 Internal Control Compliance.
   o Identify the need for, select and recommend for approval to the Audit Committee the use of any outside consultants required to develop and complete the Company's 404 Internal Control Compliance Plan.
   o Provide ongoing reports to the Chief Executive Officer and the Audit Committee of the Company's progress in completing and implementing its 404 Internal Control Compliance Plan.
   o Recommend to the Chief Executive Officer and the Audit Committee changes in operating and accounting procedures necessary to strengthen internal accounting controls.

Take the Lead in SEC Compliance for the Company's Financial Statements and SEC Reports

   o With assistance from the Company's accounting staff, timely complete the financial statements, footnotes, and all financial related sections of the Company's quarterly and annual reports filed with the SEC.
   o Coordinate with the Chief Executive Officer, the Audit Committee, outside legal counsel, and independent auditors the timely completion of all other sections of the Company's quarterly and annual reports filed with the SEC.
   o Using compliance checklist tools, perform a compliance review of each report prior to its filing with the SEC.
   o In coordination with outside legal counsel, see that the Company is in compliance with and files all other necessary forms and reports with the SEC (Form 8-K, Forms 3, 4 and 5 and other miscellaneous filings).
   o Determine the correct accounting policies and procedures and reporting practices of the Company, coordinating any required outside consultation as approved by the Audit Committee.

                                    EXHIBIT B

                              COMPENSATION SCHEDULE
                              ---------------------


$6,000 per month due as follows:
         -$3,000 paid by the 1st of each month
         -$3,000 paid by the 15th of each month
































--------------------------------------------------------------------------------